UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2010
MAD CATZ INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7480 Mission Valley Road, Suite 101
San Diego, California 92108
(Address of Principal Executive Offices)

(619) 683-9830
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
               On September 30, 2010, Mad Catz, Inc. (“MCI”), a wholly-owned subsidiary of Mad Catz Interactive, Inc. (the “Company”), entered into a First Amending Agreement (the “Amending Agreement”) with Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (Central) (the “Lender”), to that certain Third Amended and Restated Loan Agreement dated June 23, 2009 between the Company and the Lender (the “Loan Agreement”). The Amending Agreement temporarily modifies the maximum borrowing amount permitted under the Loan Agreement from $30,000,000 to $50,000,000 through December 30, 2010, to $35,000,000 through January 30, 2011 and back to $30,000,000 from and after January 31, 2011. The description of the Amending Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Amending Agreement filed as Exhibit 10.1 hereto. On October 6, 2010, the Company issued a press release announcing the Amending Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

10.1	First Amending Agreement, dated as of September 30, 2010, between Mad Catz, Inc. and Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (Central).

99.1	Press Release, dated October 6, 2010, issued by Mad Catz Interactive, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2010	MAD CATZ INTERACTIVE, INC.
	By:	/s/ Allyson Vanderford
		Name:	Allyson Vanderford
Its: Interim Chief Financial Officer